EXHIBIT 10.g

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of the 24th day of August 2020 by and between Standex International Corporation, a Delaware corporation with executive offices located at 23 Keewaydin Drive, Salem, NH 03079 (the “Employer”) and Paul C. Burns, an Individual residing at 29 London Bridge Road, Windham, NH 03087 (the “Employee”).

WHEREAS, Employer and Employee entered into an Employment Agreement dated July 27, 2015 (the “Employment Agreement”).

WHEREAS, Employer and Employee desire to amend the Employment Agreement.

NOW, THEREFORE In consideration of the mutual covenants and agreements of the parties hereto and terms and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1.	Capitalized Terms. Unless otherwise stated, any capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

2.	Conflicting Terms. In the event of a conflict between the provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall be controlling.

3.	Amendment.

Change of Control. Section 13(b) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(b)

Following a change of control of Employer, any termination of Employee's employment either by Employee pursuant to Section 13(a)(ii) or by Employer under any circumstances other than involving conclusive evidence of substantial and indisputable intentional personal malfeasance in office, then:

(i)	Employee shall be promptly paid a lump sum payment equal to two times his current annual base salary plus two times the higher of the Employee’s then current target bonus or most recent actual bonus amount under the Annual Incentive Program as in effect on the date immediately prior to the changes in control;

(ii)

Employee shall become 100% vested in all benefit plans in which he participates including but not limited to the Management Savings Program portion of the Standex Annual Incentive Program and all restricted stock grants and performance share units granted under the Standex Long Term Incentive Program, or any successor plan of the Employer, and any other stock based plans of the Employer; and

(iii)

All life insurance and medical plan benefits covering the Employee and his dependents shall be continued at the expense of Employer for the two-year period following such termination as if the Employee were still an employee of the Employer.”

4.     Ratification.     Except as modified by this Amendment, the terms and provisions of the Employment Agreement shall continue in full force and effect and are hereby ratified by the parties.

5.     Binding Effect. This Amendment shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

6.     Counterparts; Facsimile Signatures. The parties may execute this Amendment in any number of counterparts, each of which, when executed shall have the force and effect of an original, but all such counterparts shall constitute one and the same Amendment. For purposes of this Amendment, a facsimile signature or a scanned signature shall be deemed the same as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

STANDEX INTERNATIONAL CORPORATION

/s/ David Dunbar
By:
David Dunbar President/CEO

/s/ Paul C. Burns

Paul C. Burns